UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2009
WESTERN LIBERTY BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Avenue of the Americas, 28th Floor, New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 445-7800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTERN LIBERTY BANCORP (“WLBC”) INTENDS TO FILE A PROXY STATEMENT/PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN CONNECTION WITH THE SPECIAL MEETING OF WLBC’S STOCKHOLDERS TO APPROVE THE PROPOSED TRANSACTION WITH SERVICE1ST BANK OF NEVADA (THE “PROXY STATEMENT/PROSPECTUS”). STOCKHOLDERS OF WLBC AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH WLBC’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO WLBC STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED TRANSACTION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: WESTERN LIBERTY BANCORP, 1370 AVENUE OF THE AMERICAS, 28TH FLOOR, NEW YORK, NEW YORK, 10019, ATTENTION: MR. ANDREW NELSON. FREE COPIES OF THESE DOCUMENTS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE (HTTP://WWW.SEC.GOV). IN ADDITION TO THE PROXY STATEMENT/PROSPECTUS, WLBC FILES ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC.
WLBC, SERVICE1ST BANK OF NEVADA (“SERVICE1ST”) AND THEIR RESPECTIVE DIRECTORS, EXECUTIVE OFFICERS, AFFILIATES AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF WLBC STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTION. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS TO BE FILED BY WLBC WITH THE SEC.
WLBC’S PROPOSED ACQUISITION OF SERVICE1ST IS SUBJECT TO APPROVALS FROM THE FEDERAL RESERVE BOARD, THE FDIC, THE NEVADA DIVISION OF FINANCIAL INSTITUTIONS AND OTHER APPLICABLE STATE BANKING AUTHORITIES. AS A CORPORATION NOT CURRENTLY SUBJECT TO BANK SUPERVISORY REGULATION, WLBC’S APPLICATIONS TO BECOME A BANK HOLDING COMPANY FOR A NEVADA-BASED COMMUNITY BANK ARE SUBJECT TO DIFFERENT STATUTORY APPROVAL PROCESSES MAINTAINED BY SEVERAL FEDERAL AND STATE BANK REGULATORY AGENCIES WITH SUPERVISORY OVERSIGHT AND JURISDICTION OF THE CONTEMPLATED TRANSACTIONS AND THE BANKS THAT ARE PARTIES TO THE CONTEMPLATED TRANSACTIONS. APPROVAL TERMS GRANTED BY THESE FEDERAL AND STATE BANK REGULATORY AGENCIES MAY INCLUDE TERMS AND CONDITIONS MORE ONEROUS THAN WLBC MANAGEMENT CONTEMPLATES, AND APPROVAL MAY NOT BE GRANTED IN THE TIMEFRAMES DESIRED BY THE PARTIES TO THE CONTEMPLATED TRANSACTIONS. BANK REGULATORY APPROVAL, IF GRANTED, MAY CONTAIN TERMS THAT RELATE TO DETERIORATING REAL ESTATE LENDING AND INDUSTRY ABUSES BOTH NATIONALLY AND IN NEVADA; BANK REGULATORY SUPERVISORY REACTIONS TO THE CURRENT ECONOMIC DIFFICULTIES MAY NOT BE SPECIFIC TO WLBC ITSELF.
This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction with Service1st and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of WLBC, Service1st or any of their affiliates, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
This report and the exhibits hereto include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding WLBC’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this report are based on WLBC’s current expectations and beliefs concerning future developments and their potential effects on WLBC and speak only as of the date of such statement. There can be no assurance that future developments affecting WLBC will be those that WLBC has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that, following the consummation of the transaction between WLBC and Service1st (the “Merger”), the businesses of WLBC and Service1st will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (iii) revenues following the Merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental and regulatory approvals of the Merger on its proposed terms; (vi) the failure of WLBC’s or Service1st’s stockholders to approve the Merger; (vii) local, regional, national and international economic conditions and the impact they may have on Service1st upon consummation of the Merger and its customers and WLBC’s assessment of that impact; (viii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (ix) prepayment speeds, loan originations and credit losses; (x) sources of liquidity; (xi) WLBC’s common shares outstanding and common stock price volatility; (xii) fair value of and number of stock-based compensation awards to be issued in future periods; (xiii) legislation affecting the financial services industry as a whole, and/or the parties to the Merger individually or collectively; (xiv) regulatory supervision and oversight, including required capital levels; (xv) increasing price and product/service competition by competitors, including new entrants; (xvi) rapid technological developments and changes; (xvii) following the consummation of the Merger, Service1st’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xviii) following the consummation of the Merger, Service1st’s ability to contain costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights; (xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times and on the terms required to support Service1st’s future businesses; and (xxvi) material differences in the actual financial results of acquisitions and acquisition activities compared with WLBC’s expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause WLBC’s results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” filed in WLBC’s Proxy Statement/Prospectus, filed with the SEC on September 18, 2009, and in WLBC’s Annual Report on Form 10-K for the year ended December 31, 2008. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. WLBC undertakes no obligation to publicly revise these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to WLBC’s Proxy Statement/Prospectus, filed with the SEC on September 18, 2009, WLBC’s Form 10-K for fiscal year 2008 and WLBC’s other public documents which are available on the SEC’s internet site (http://www.sec.gov).
All subsequent written and oral forward-looking statements attributable to any of matters or entities discussed in this report or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

ITEM 1.01. Entry Into a Material Definitive Agreement
Service1st Merger Agreement
On November 6, 2009, Western Liberty Bancorp, a Delaware corporation (“WLBC”), entered into a Merger Agreement (the “Merger Agreement”) with WL-S1 Interim Bank, a Nevada corporation (“Merger Sub”), Service1st Bank of Nevada, a Nevada-chartered non-member bank (“Service1st”) and Curtis W. Anderson, as representative of the former stockholders of Service1st, which provides for the merger (the “Merger”) of Merger Sub with and into Service1st, with Service1st being the surviving entity and becoming WLBC’s wholly-owned subsidiary.
In connection with the Merger, WLBC intends to continue the process to become a bank holding company, which will enable it to participate in financial lines of business. Western Liberty Bancorp’s banking operations will be conducted through Service1st, which will be the surviving entity pursuant to the Merger Agreement and will retain the Service1st name. Founded in 2007, Service1st is a Nevada bank with a Nevada bank charter, two banking branches and approximately $147 million of gross loan assets and $186 million of deposits, of which $127 million are transaction account deposits.
As a result of the Merger, all of the outstanding shares of Service1st common stock will be cancelled and automatically converted into the right of the holders of Service1st common stock to receive shares of WLBC common stock. The base merger consideration shall be the greater of (a) $35 million and (b) the agreed upon tangible book value of Service1st on the last day of the calendar month immediately preceding the month in which the all regulatory approvals for the consummation of the Merger have been received (the “Valuation Date”), less the sum of (x) a portion of Service1st’s transaction expenses (y) $1 million and (z) the amount, if any, by which $29,166,667 exceeds the agreed upon tangible book value of Service1st as of the Valuation Date (the “Base Merger Consideration”). Furthermore, on or prior to the second anniversary of the consummation of the Merger (the “Closing Date”), if the closing price of the common stock of WLBC exceeds $12.75 per share for 30 consecutive trading days, then an additional “earn out” provision of 20.0% of the agreed upon tangible book value of Service1st at the close of business on the Valuation Date would be added to the purchase price; provided, however, that if the agreed upon tangible book value of Service1st as of the Valuation Date is less than $35 million, then the “earn out” provision shall be equal to 120% of the agreed upon tangible book value of the Company as of the Valuation Date minus $35 million (if the result is positive) (the “Contingent Merger Consideration”). The number of shares to be issued to the stockholders of Service1st as of the Closing Date will be determined by dividing (a) the Base Merger Consideration by (b) the product of (x) the number of outstanding shares of Service1st common stock as of the Closing Date and (y) the average closing price of WLBC’s common stock for the five trading days immediately prior to and after the date on which all regulatory approvals for the Merger have been received (subject to certain adjustments as set forth in the Merger Agreement) (the “Exchange Ratio”). The number of additional shares to be issued to the former stockholders of Service1st as of the date any earn out consideration is due will be determined by dividing (a) the Contingent Merger Consideration by (b) the product of (x) the number of outstanding shares of Service1st common stock as of the Closing Date and (y) the average of the closing price of WLBC’s common stock for the first 30 consecutive trading days on which the closing price of WLBC’s common stock shall have been more than $12.75.
Additionally, all outstanding Service1st options and warrants shall be cancelled and substituted with options and warrants of similar tenor to purchase additional shares of WLBC common stock in amounts equal to the product of (a) the number of shares of Service1st common stock that would be issuable upon exercise of such option or warrant immediately prior to the Closing Date and (b) the Exchange Ratio. The per share exercise price for the warrants and options will be equal to the quotient determined by dividing (x) the per share exercise price for such option or warrant immediately prior to the Closing Date by (y) the Exchange Ratio. The shares of those Service1st stockholders who do not exercise their dissenter’s rights under Nevada law will be cancelled and extinguished and exchanged for each stockholder’s pro rata portion of the overall merger consideration.
The Merger is subject to approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Nevada Division of Financial Institutions. As a corporation not currently subject to bank supervisory regulation, WLBC’s applications to become a bank holding company for a Nevada-based community bank are subject to different statutory approval processes maintained by several federal and state bank regulatory agencies with supervisory oversight and jurisdiction of the contemplated transactions and the banks that are parties to the contemplated transactions. Approval terms granted by these federal and state bank regulatory agencies may include terms and conditions more onerous than WLBC management contemplates, and approval may not be granted in the timeframes desired by the parties to the contemplated transactions. Bank regulatory approval, if granted, may contain terms that relate to deteriorating real estate lending both nationally and in Nevada. Bank regulatory supervisory reactions to the current economic difficulties may not be specific to WLBC itself.

The Merger Agreement may be terminated at any time, but not later than the Closing Date, by either WLBC or Service1st if the Closing Date shall not have occurred on or before September 30, 2010 for any reason, provided that the failure to consummate the Merger by such date was not due to such party’s breach of any of its representations, warranties, covenants or other agreements under the Merger Agreement.
WLBC has agreed, subject to the approval of its stockholders, to cause the size of its board of directors to be increased to nine directors, and to cause the appointment of four individuals designated by Service1st to serve as directors as of the Closing Date. In addition, WLBC has agreed to make a capital contribution of $15 million to Service1st on the Closing Date. The Merger Agreement also contains customary representations, warranties and covenants made by the respective parties thereto.
The Merger is expected to be consummated upon the fulfillment of certain conditions, including (a) obtaining all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement, (b) the preparation and filing by WLBC and Service1st of a registration statement (which shall contain a proxy statement/prospectus) to register, under the Securities Act of 1933, as amended, the common shares of WLBC that will constitute the consideration for the Merger, (c) the receipt of the affirmative vote of Service1st’s stockholders and WLBC’s stockholders to adopt the Merger Agreement and (d) other customary closing conditions. There is no guarantee if and when all of the conditions precedent to the consummation of the Merger will be satisfied.
Voting Agreement
As an inducement to WLBC and as a condition to WLBC’s entering into the Merger Agreement, certain stockholders of Service1st (the “Stockholders”) entered into a Voting Agreement with WLBC, dated November 6, 2009 (the “Voting Agreement”), whereby the Stockholders agreed to vote all of the shares of Service1st common stock currently beneficially owned by them or acquired by them after such date in favor of approval of the approval of the Merger. The Stockholders also granted WLBC an irrevocable proxy granting WLBC the right to vote such shares in favor of approval of the approval of the Merger. The Voting Agreement contains restrictions limiting the ability of the Stockholders to sell or otherwise transfer the shares of Service1st beneficially owned by them. As of November 6, 2009, the Stockholders owned an aggregate of approximately 12,364 shares of Service1st common stock. The Voting Agreement terminates upon the earliest to occur of (i) the date of the effectiveness of the Merger and (ii) the date of the termination of the Merger Agreement in accordance with its terms.
Employment Agreement with William E. Martin
In connection with the Merger, on November 6, 2009, WLBC entered into an employment agreement with William E. Martin (the “Martin Employment Agreement”), who will become the Chief Executive Officer of WLBC and WLBC’s Nevada banking operations upon the closing of the Merger. In addition, WLBC and its board of directors shall take such action as is necessary to appoint or elect Mr. Martin to WLBC’s board of directors upon the consummation of the Merger. Mr. Martin is currently the Vice Chairman and Chief Executive Officer of Service1st.
Pursuant to the terms of the Martin Employment Agreement, Mr. Martin’s employment shall commence as of the Closing Date, and continue for an initial term of three years with one or more additional automatic one-year renewal periods thereafter. Mr. Martin will be entitled to a base salary of not less than $325,000. In addition, subject to approval by WLBC’s stockholders, Mr. Martin will receive a one-time grant of restricted stock equal to $1 million divided by the closing price of WLBC’s common stock on the Closing Date. All restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Closing Date, subject to Mr. Martin’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Martin is also eligible to receive additional equity and other long-term incentive awards under any equity-based incentive compensation plans adopted by WLBC for which WLBC’s senior executives are generally eligible, and an annual discretionary incentive payment upon the attainment of one or more pre-established performance goals established by the Compensation Committee of WLBC’s board of directors. Mr. Martin shall be entitled to employee benefits in accordance with WLBC’s employee benefits programs. In addition, Mr. Martin shall be entitled to receive a one-time payment equal to his prior year’s salary in the event there is a change in control at WLBC’s Nevada banking operations and Mr. Martin remains the Chief Executive Officer of such through the closing of the change in control. The Martin Employment Agreement contains customary representations, covenants and termination provisions.

Employment Agreement with John S. Gaynor
In connection with the Merger, on November 6, 2009, WLBC entered into an employment agreement with John S. Gaynor (the “Gaynor Employment Agreement”), who will become the President and Chief Operating Officer of WLBC and WLBC’s Nevada banking operations upon the closing of the Merger. Mr. Gaynor is currently the President and Chief Operating Officer of Service1st.
Pursuant to the terms of the Gaynor Employment Agreement, Mr. Gaynor’s employment shall commence as of the Closing Date, and continue for an initial term of three years with one or more additional automatic one-year renewal periods thereafter. Mr. Gaynor will be entitled to a base salary of not less than $300,000. In addition, subject to approval by WLBC’s stockholders, Mr. Gaynor will receive a one-time grant of restricted stock equal to $1 million divided by the closing price of WLBC’s common stock on the Closing Date. All restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Closing Date, subject to Mr. Gaynor’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Gaynor is also eligible to receive additional equity and other long-term incentive awards under any equity-based incentive compensation plans adopted by WLBC for which WLBC’s senior executives are generally eligible, and an annual discretionary incentive payment upon the attainment of one or more pre-established performance goals established by the Compensation Committee of WLBC’s board of directors. Mr. Gaynor shall be entitled to employee benefits in accordance with WLBC’s employee benefits programs. In addition, Mr. Gaynor shall be entitled to receive a one-time payment equal to his prior year’s salary in the event there is a change in control at WLBC’s Nevada banking operations and Mr. Gaynor remains the President and Chief Operating Officer of such through the closing of the change in control. The Gaynor Employment Agreement contains customary representations, covenants and termination provisions.
Employment Agreement with Richard Deglman
In connection with the Merger, on November 6, 2009, WLBC entered into an employment agreement with Richard Deglman (the “Deglman Employment Agreement” and, together with the Martin Employment Agreement and the Gaynor Employment Agreement, the “Employment Agreements”), who will become the Chief Credit Officer of WLBC’s Nevada banking operations upon the closing of the Merger. Mr. Deglman is currently the Chief Credit Officer of Service1st.
Pursuant to the terms of the Deglman Employment Agreement, Mr. Deglman’s employment shall commence as of the Closing Date, and continue for an initial term of three years with one or more additional automatic one-year renewal periods thereafter. Mr. Deglman will be entitled to a base salary of not less than $250,000. Mr. Deglman is eligible to receive additional equity and other long-term incentive awards under any equity-based incentive compensation plans adopted by WLBC for which WLBC’s senior executives are generally eligible, and an annual discretionary incentive payment upon the attainment of one or more pre-established performance goals established by the Compensation Committee of WLBC’s board of directors. Mr. Deglman shall be entitled to employee benefits in accordance with WLBC’s employee benefits programs. In addition, Mr. Deglman shall be entitled to receive a one-time payment equal to his prior year’s salary in the event there is a change in control at WLBC’s Nevada banking operations and Mr. Deglman remains the Chief Credit Officer of such through the closing of the change in control. The Deglman Employment Agreement contains customary representations, covenants and termination provisions.
The foregoing summaries of the Merger Agreement, the Voting Agreement, the Employment Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and are qualified in their entirety by, the Merger Agreement, which is Exhibit 2.1 hereto, the Voting Agreement, which is Exhibit 10.1 hereto, the Martin Employment Agreement, which is Exhibit 10.2 hereto, the Gaynor Employment Agreement, which is Exhibit 10.3 hereto, and the Deglman Employment Agreement, which is Exhibit 10.4 hereto. The Merger Agreement, the Voting Agreement and the Employment Agreements are each incorporated by reference into this Current Report on Form 8-K.

The Merger Agreement, Voting Agreement and the Employment Agreements have been filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about WLBC, Service1st or any of their affiliates. The Merger Agreement, the Voting Agreement and the Employment Agreements contain representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties thereto delivered in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, the Voting Agreement and the Employment Agreements.
ITEM 5.02. Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
In connection with the Merger, on November 6, 2009 the board of directors of WLBC approved the appointment of Gerald F. Hartley, CPA, to WLBC’s board of directors upon consummation of the Merger. Mr. Hartley will also serve as Chairman of the Audit Committee of WLBC’s board of directors.
Mr. Hartley has over 40 years experience in financial, accounting, and auditing responsibilities. Mr. Hartley is a director of Midwest Banc Holdings, Inc, and has served as the chairman of its audit committee since June 2003. Mr. Hartley qualifies as a financial expert as defined by the Sarbanes-Oxley Act of 2002. Mr. Hartley previously served as a director of Republic Bank of Chicago and Republic Bancorp Co. from August 2000 through May 2003. Mr. Hartley spent 35 years in the public accounting profession, primarily with Crowe Horwath LLP, dealing with community-based banks and bank holding companies. Mr. Hartley served as a member of the AICPA Committee on Bank Accounting and Auditing and as a director of the Illinois CPA Society.
Item 9.01. Financial Statements and Exhibits

2.1
Agreement and Plan of Merger, dated as of November 6, 2009, by and among Western Liberty Bancorp., WL-S1 Interim Bank, Service1st Bank of Nevada and Curtis W. Anderson, as Former Stockholders’ Representative*

10.1	Voting Agreement, dated as of November 6, 2009, by and among Western Liberty Bancorp and the Stockholders Party Thereto

10.2	Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and William E Martin

10.3	Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and John S. Gaynor

10.4	Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and Richard Deglman

*	Certain schedules have been omitted and WLBC agrees to furnish to the SEC a copy of any omitted schedules upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP
Date: November 9, 2009	By:	/s/ Jason N. Ader
		Name:	Jason N. Ader
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

2.1
Agreement and Plan of Merger, dated as of November 6, 2009, by and among Western Liberty Bancorp., WL-S1 Interim Bank, Service1st Bank of Nevada and Curtis W. Anderson, as Former Stockholders’ Representative*

10.1	Voting Agreement, dated as of November 6, 2009, by and among Western Liberty Bancorp and the Stockholders Party Thereto

10.2	Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and William E Martin

10.3	Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and John S. Gaynor

10.4	Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and Richard Deglman

*	Certain schedules have been omitted and WLBC agrees to furnish to the SEC a copy of any omitted schedules upon request.